                                                                      EXHIBIT 25

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.  20549
                           _________________________

                                   FORM  T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                  ___________________________________________
              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________
                    ________________________________________

                J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION
              (Exact name of trustee as specified in its charter)

                                                                95-4655078
(State of incorporation                                       (I.R.S. employer
if not a national bank)                                      identification No.)

101 CALIFORNIA STREET, FLOOR 38
SAN FRANCISCO, CALIFORNIA                                               94111
(Address of principal executive offices)                              (Zip Code)

                               William H. McDavid
                                General Counsel
                                270 Park Avenue
                            New York, New York 10017
                              Tel:  (212) 270-2611
           (Name, address and telephone number of agent for service)
                  ____________________________________________
                        SIZELER PROPERTY INVESTORS, INC.
              (Exact name of obligor as specified in its charter)

          MARYLAND                                              72-1082589
(State or other jurisdiction of                               (I.R.S. employer
incorporation or organization)                               identification No.)


2542 WILLIAMS BOULEVARD
KENNER, LOUISIANA                                                   70062
(Address of principal executive offices)                          (Zip Code)


           ___% CONVERTIBLE SUBORDINATED DEBENTURES DUE JULY 15, 2009
                      (Title of the indenture securities)

ITEM 1.  GENERAL INFORMATION.

         Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

         Comptroller of the Currency, Washington, D.C.
         Board of Governors of the Federal Reserve System, Washington, D.C.

    (b)  Whether it is authorized to exercise corporate trust powers.

         Yes.

ITEM 2.  AFFILIATIONS WITH OBLIGOR.

    If the Obligor is an affiliate of the trustee, describe each such affiliation.

    None.

ITEM 16. LIST OF EXHIBITS.

   List below all exhibits filed as part of this statement of eligibility.

   Exhibit 1. Articles of Association of the Trustee as Now in Effect (see
              Exhibit 1 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

   Exhibit 2. Certificate of Authority of the Trustee to Commence Business (see
              Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

   Exhibit 3. Authorization of the Trustee to Exercise Corporate Trust Powers
              (contained in Exhibit 2).

   Exhibit 4. Existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

   Exhibit 5. Not Applicable

   Exhibit 6. The consent of the Trustee required by Section 321 (b) of the Act
              (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

   Exhibit 7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

   Exhibit 8. Not Applicable

   Exhibit 9. Not Applicable

                               SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, J. P. Morgan Trust Company, National Association, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of San Francisco, and State of California, on the 7th day of January, 2002.


                            J. P. Morgan Trust Company, National Association


                              By   /s/ Robert R. Schmidt
                                -------------------------------------
                                   Robert R. Schmidt
                                   Vice President

EXHIBIT 7. Report of Condition of the Trustee.
--------------------------------------------------------------------------------


CONSOLIDATED REPORT OF CONDITION OF J.P. Morgan Trust Company, N.A., (formerly Chase
                                    ------------------------------------------------
Manhattan Bank and Trust Company, N.A.)
---------------------------------------
                                         (Legal Title)


LOCATED AT     1800 Century Park East, Ste. 400         Los Angeles,        CA               90067
             --------------------------------------------------------------------------------------
                          (Street)                        (City)          (State)            (Zip)

AS OF CLOSE OF BUSINESS ON      September 30, 2001
                                -------------------------
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------

ASSETS  DOLLAR AMOUNTS IN THOUSANDS

1.   Cash and balances due from depository institutions (from Schedule RC-A):
         a. Noninterest-bearing balances and currency and coin (1)                           1,516
         b. Interest bearing balances (2)                                                        0
2.   Securities:
         a. Held-to-maturity securities (from Schedule RC-B, column A)                           0
         b. Available-for-sale securities (from Schedule RC-B, column D)                       687
3.   Federal Funds sold and securities purchased agreements to resell                       55,250
4.   Loans and lease financing receivables (from Schedule RC-C):
         a. Loans and leases held for sale                                                       0
         b. Loans and leases, net of unearned income                              1,440
         c. LESS: Allowance for loan and lease losses                                 0
         d. Loans and leases, net of unearned income and
              allowance (item 4.b minus 4.c)                                                 1,440
5.   Trading assets (from Schedule RC-D)                                                       N/A
6.   Premises and fixed assets (including capitalized leases)                                  182
7.   Other real estate owned (from Schedule RC-M)                                                0
8.   Investments in unconsolidated subsidiaries and associated companies
       (from Schedule RC-M)                                                                      0
9.   Customers' liability to this bank on acceptances outstanding                                0
10.  Intangible assets
         a. Goodwill                                                                            20
         b. Other intangible assets (from Schedule RC-M)                                       383
11.  Other assets (from Schedule RC-F)                                                       3,060
12.        TOTAL ASSETS (sum of items 1 through 11)                                         62,538

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(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.


LIABILITIES

13.   Deposits:
         a. In domestic offices (sum of totals of columns A and C from
              Schedule RC-E)                                                                    25,467
              (1) Noninterest-bearing (1)                                            6,583
              (2) Interest-bearing                                                  18,885
         b. In foreign offices, Edge and Agreement subsidiaries, and IBF'
              (1) Noninterest-bearing                                                              N/A
              (2) Interest-bearing                                                                 N/A
14.   Federal funds purchased and securities sold under agreements to repurchase                     0
15.   Trading liabilities (from Schedule RC-D)                                                       0
16.   Other borrowed money (includes mortgage indebtedness and obligations
      under capitalized leases) (from Schedule RC-M):                                                0
17.   Not applicable
18.   Bank's liability on acceptances executed and outstanding                                       0
19.   Subordinated notes and debentures (2)                                                          0
20.   Other liabilities (from Schedule RC-G)                                                     8,355
21.   Total liabilities (sum of items 13 through 20)                                            33,822
22.   Minority interest in consolidated subsidiaries                                                 0

EQUITY CAPITAL

23.   Perpetual preferred stock and related surplus                                                  0
24.   Common stock                                                                                 600
25.   Surplus (exclude all surplus related to preferred stock)                                  13,169
26.   a. Retained earnings                                                                      14,946
      b. Accumulated other comprehensive income (3)                                                  1
27.   Other equity capital components (4)                                                            0
28.   Total equity capital (sum of items 23 through 27)                                         28,716
29.   Total liabilities, minority interest, and equity capital
      (sum of items 21, 22, and 28)                                                             62,538

MEMORANDUM
      To be reported with the March Report of Condition.
      1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external
         auditors as of any date during 2000                                                         1

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(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)  Includes limited-life preferred stock and related surplus.
(3) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(4)  Includes treasury stock and unearned Employee Stock Ownership Plan shares.